CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Rochester Michigan Municipal Fund:

We consent to the use of our report dated May 16, 2012, with respect to the financial statements and financial highlights of Oppenheimer Rochester Michigan Municipal Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/KPMG LLP
KPMG LLP

Denver, Colorado
July 24, 2012